Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sage Therapeutics, Inc. of our report dated February 27, 2020 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Sage Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers

Boston, Massachusetts

February 27, 2020